EXHIBIT 99.1

Crane Co.	NEWS

Contact:
Richard E. Koch
Director, Investor Relations and Corporate Communications
203-363-7352 www.craneco.com

CRANE CO. ANNOUNCES RESIGNATION OF CFO

STAMFORD, CONNECTICUT – November 21, 2007 - Crane Co. (NYSE: CR), a diversified manufacturer of highly engineered industrial products, announced today that its vice president and chief financial officer J. Robert Vipond has resigned to pursue other interests. The Company has begun an external search for a new CFO. Eric C. Fast, president and chief executive officer, will serve as interim CFO.

Crane Co. is a diversified manufacturer of highly engineered industrial products. Founded in 1855, Crane provides products and solutions to customers in the aerospace, electronics, hydrocarbon processing, petrochemical, chemical, power generation, automated merchandising, transportation and other markets. The Company has five business segments: Aerospace & Electronics, Fluid Handling, Engineered Materials, Merchandising Systems, and Controls. Crane has approximately 12,000 employees in North America, South America, Europe, Asia and Australia. Crane Co. is traded on the New York Stock Exchange (NYSE:CR). For more information, visit www.craneco.com.

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